UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 29, 2020

ACASTI PHARMA INC.
(Exact Name of Registrant as Specified in Charter)

QUEBEC, CANADA	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3009, boul. de la Concorde East Suite 102 Laval, Québec Canada H7E 2B5
(Address of Principal Executive Offices) (Zip Code)

450-686-4555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On September 29, 2020, Acasti Pharma Inc. (“Acasti”) issued a press release announcing the commencement of a formal process to explore and evaluate strategic alternatives to enhance shareholder value. Towards this end, Acasti has engaged Oppenheimer & Co., Inc., as its financial advisor to assist in the process.  There can be no assurance of a successful outcome from these efforts, or of the form or timing of any such outcome. Acasti does not intend to make any further disclosures regarding the strategic review process unless and until a specific course of action is approved by Acasti’s Board of Directors.

In the meantime, Acasti and its clinical advisors plan to complete the full data analyses as contemplated in the Statistical Analysis Plan for TRILOGY 2, including the secondary and exploratory endpoints, and the pooling of the data from TRILOGY 1 and 2.

On September 29, 2020, the press release was filed with the Canadian securities regulatory authorities in Canada on the System for Electronic Document Analysis and Retrieval at www.sedar.com. A copy of the press release is filed as exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Acasti Pharma Inc. on September 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACASTI PHARMA INC.

Date: September 29, 2020	By:	/s/ Jan D'Alvise
Jan D'Alvise
Chief Executive Officer